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                                                          EXHIBIT 11
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                      CLEAN HARBORS, INC. AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
             FOR THE QUARTERS ENDED MARCH 31, 1996 & MARCH 31, 1995
                                 (IN THOUSANDS)

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                                                             THREE MONTHS ENDED
                                                                  MARCH 31,
                                                             ------------------
                                                              1996        1995
                                                             ------      ------
    Net loss                                                 $(1,642)    $ (590)
       Less preferred dividends accrued                          112        111
                                                             -------     ------
    Adjusted net loss                                         (1,754)    $ (701)
                                                             =======     ======
    Loss per common and common
       equivalent share:

       Weighted average number of
         shares outstanding                                    9,560      9,431

       Incremental shares for stock options
         under treasury stock method                             ---         14
                                                             -------     ------
        Weighted average number of common and
         common equivalent shares outstanding                  9,560      9,445
                                                             =======     ======
       Net loss per common and common equivalent share       $  (.18)    $ (.07)
                                                             =======     ======

    Loss per common and common equivalent
       share - assuming full dilution:

       Weighted average number of
         shares outstanding                                    9,560      9,431

       Incremental shares for stock options
         under treasury stock method                             ---         14
                                                             -------     ------
       Weighted average number of common
         and common equivalent shares
         outstanding - assuming full dilution                  9,560      9,445
                                                             =======     ======
       Net loss per common and common equivalent
         share - assuming full dilution                      $  (.18)    $ (.07)
                                                             =======     ======


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